WISCONSIN PUBLIC SERVICE CORPORATION AND SUBSIDIARY                                         EXHIBIT A-1
CONSOLIDATING BALANCE SHEET
AS OF DECEMBER 31, 1996

                                            Wisconsin                   Eliminations
                                              Public         WPS       Debit   Credit      Consolidated
                                             Service       Leasing,    -----   ------         Balance
                                           Corporation       Inc.        (Thousands)           Sheet
         ASSETS                            -----------     --------    -----   ------      ------------
         ------
Utility Plant:
   In service
      Electric                             $1,458,816      $15,288                          $1,474,104
      Gas                                     240,791            0                             240,791
      Less - accumulated depreciation         951,626          670                             952,296
                                            ---------       ------                           ---------
      Net plant                               747,981       14,618                             762,599
      Nuclear decommissioning trusts          100,570            0                             100,570
      Construction work in progress            10,301            0                              10,301
      Nuclear fuel - net                       19,381            0                              19,381
                                            ---------       ------                           ---------
         Net Utility Plant                    878,233       14,618                             892,851

Current Assets:
   Cash                                         4,223          (58)                              4,165
   Customer and other receivables              66,237          121               124            66,234
   Accrued utility revenues                    35,326            0                              35,326
   Fossil fuel, at average cost                 8,224            0                               8,224
   Gas in storage, at average cost             16,440            0                              16,440
   Materials and supplies, at average cost     19,796            0                              19,796
   Prepayments and other                       22,189            0                              22,189
                                            ---------       ------                           ---------
      Total Current Assets                    172,435           63                             172,374
                                            ---------       ------                           ---------
Regulatory Assets                              96,920            0                              96,920
Investments and Other Assets                   97,050            0               247            96,803
                                            ---------       ------                           ---------
Total Assets                               $1,244,638      $14,681                          $1,258,948
                                            =========       ======                           =========

  CAPITALIZATION AND LIABILITIES
  ------------------------------
Capitalization:
   Common stock equity                     $  169,430       $  476      476                    169,430
   Retained earnings                          291,740         (229)              229           291,740
   ESOP loan guarantee                        (12,745)           0                             (12,745)
   Preferred stock                             51,200            0                              51,200
   Long-term debt                             296,207       14,612                             310,819
                                            ---------       ------                           ---------
      Total Capitalization                    795,832       14,859                             810,444

Current Liabilities:
   Note payable                                10,000            0                              10,000
   Commercial paper                            29,000            0                              29,000
   Accounts payable                            62,621            3      124                     62,500
   Accrued taxes                                1,353           (3)                              1,350
   Accrued interest                             8,134            0                               8,134
   Other                                       12,324            0                              12,324
                                            ---------       ------                           ---------
      Total Current Liabilities               123,432            0                             123,308
                                            ---------       ------                           ---------

Other Long-Term Liabilities
  and Deferred Credits:
   Accumulated deferred income taxes          131,727         (178)                            131,549
   Accumulated deferred
     investment tax credits                    28,669            0                              28,669
   Regulatory liabilities                      48,870            0                              48,870
   Other long-term liabilities                116,108            0                             116,108
                                            ---------       ------                           ---------
      Total Other Long-Term Liabilities       325,374         (178)                            325,196
                                            ---------       ------      ---      ---         ---------
Total Capitalization and Liabilities       $1,244,638      $14,681      600      600        $1,258,948
                                            =========       ======      ===      ===         =========
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